SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Materials Pursuant toss.240.14a-11(c) orss.240.14a-12

                     CORNERSTONE STRATEGIC VALUE FUND, INC.
                 Name of Registrant as Specified In Its Charter

                                       N/A
      Name of Person(s) Filing Proxy Statement if other than the Registrant

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1)   Title of each class of securities to which transaction applies:


      2)   Aggregate number of securities to which transaction applies:


      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


      4)   Proposed maximum aggregate value of transaction:

      5)   Total fee paid:



[ ]        Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which such offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:


      --------------------------------------------------------------------------

      2)   Form, Schedule or Registration Statement No.:


      --------------------------------------------------------------------------
      3)   Filing Party:


      --------------------------------------------------------------------------
      4)   Date Filed:



      --------------------------------------------------------------------------

                THIS PRELIMINARY PROXY MATERIAL IS FILED FOR THE
          INFORMATION OF THE SECURITIES AND EXCHANGE COMMISSION ONLY.


                     CORNERSTONE STRATEGIC VALUE FUND, INC.
                               383 Madison Avenue
                            New York, New York 10179

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held On Tuesday, May 14, 2002

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Cornerstone Strategic Value Fund, Inc. (the "Fund"), a Maryland corporation, will be held at the executive offices of Bear Stearns Funds Management Inc., 383 Madison Avenue, 13th Floor, Conference Room 301, New York, New York 10179 on Tuesday, May 14, 2002, at 10:00 a.m., New York time, for the following purposes:

           1. To elect two Class I Directors to hold office until the year 2005 Annual Meeting of Stockholders (Proposal 1);

           2. To ratify the selection of Tait, Weller & Baker as the Fund's independent accountants for the year ending December 31, 2002 (Proposal 2);

           3. To consider and vote upon a stockholder proposal, if presented, at the Meeting (Proposal 3); and

           4. To consider and vote upon such other matters as may properly come before said Meeting or any adjournment thereof.

           The Board of Directors has fixed the close of business on March 29, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at this Meeting or any adjournment thereof. The stock transfer books will not be closed.

           Copies of the Fund's most recent annual report may be ordered free of charge to any stockholder by writing to the Fund at c/o Bear Stearns Funds Management Inc., 383 Madison Avenue, 23rd Floor, New York, New York 10179, or by calling the Fund collect (212) 272-2093.

                                             By Order of the Board of Directors,

                                             Thomas R. Westle
                                             Secretary
Dated      April __, 2002

UNLESS YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED REPLY ENVELOPE. YOUR PROMPT RESPONSE WILL ASSURE A QUORUM AT THE MEETING.

                      INSTRUCTIONS FOR SIGNING PROXY CARDS


           The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

           1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

           2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

           3. Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:


                                  REGISTRATION


CORPORATE ACCOUNTS                                   VALID SIGNATURE

(1)   ABC Corp................................ABC Corp. (by John Doe, Treasurer)
(2)   ABC Corp................................John Doe, Treasurer
(3)   ABC Corp.
      c/o John Doe, Treasurer.................John Doe
(4)   ABC Corp. Profit Sharing Plan...........John Doe, Trustee

TRUST ACCOUNTS

(1)   ABC Trust...............................Jane B. Doe, Trustee
(2)   Jane B. Doe, Trustee
      u/t/d/ 12/28/78.........................Jane B. Doe

CUSTODIAL OR ESTATE ACCOUNTS

(1)   John B. Smith, Cust.
      f/b/o John B. Smith, Jr. UGMA...........John B. Smith
(2)   John B. Smith...........................John B. Smith, Jr., Executor

                     CORNERSTONE STRATEGIC VALUE FUND, INC.
                               383 Madison Avenue
                            New York, New York 10179
                         -------------------------------

                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF STOCKHOLDERS
                       to be held on Tuesday, May 14, 2002

                         -------------------------------

GENERAL

           This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cornerstone Strategic Value Fund, Inc., a Maryland corporation (the "Fund") for use at the Annual Meeting of Stockholders for the year 2002 (the "Meeting") to be held at the executive offices of Bear Stearns Funds Management Inc., 383 Madison Avenue, 13th Floor, Conference Room 301, New York, New York 10179 on Tuesday, May 14, 2002, at 10:00 a.m., New York time, and at any and all adjournments thereof. A form of proxy is enclosed herewith. This Proxy Statement and the accompanying form of proxy are being first mailed to stockholders on or about April 15, 2002.

           Any stockholder who executes and delivers a proxy may revoke it by written communication to the Secretary of the Fund at any time prior to its use or by voting in person at the Meeting. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the election of Messrs. Edwin Meese III and Ralph W. Bradshaw as the nominees for Director, FOR the ratification of the selection of Tait, Weller & Baker as the independent accountants of the Fund for the year ending December 31, 2002, and AGAINST the stockholder's proposal to open-end the Fund.

           In general, abstentions and broker non-votes, as defined below, count for purposes of obtaining a quorum but do not count as votes cast with respect to any proposal where the broker does not have discretion. With respect to a proposal requiring the affirmative vote of a majority of the Fund's outstanding shares of common stock, the effect of abstentions and broker non-votes is the same as a vote against such proposal. Otherwise, abstentions and broker non-votes have no effect on the outcome of a proposal. A broker non-vote is a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power.

           Under the By-Laws of the Fund, a quorum is constituted by the presence in person or by proxy of the holders of record of one-third of the outstanding shares of common stock of the Fund entitled to vote at the Meeting. In the event that a quorum is not present at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to a date not more than one hundred twenty (120) days after the original record date to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR or AGAINST any such proposal in their discretion.

           The cost of soliciting the proxies will be borne by the Fund. Proxy solicitations will be made primarily by mail, but solicitations may also be made by telephone, telegraph or personal interviews conducted by officers or employees of the Fund or Bear Stearns Funds Management Inc., the administrator to the Fund (the "Administrator").

           Only holders of issued and outstanding shares of the Fund's common stock of record at the close of business on March 29, 2002 are entitled to notice of, and to vote at, the Meeting. Each such holder is entitled to one vote per share of common stock so held. The number of shares of common stock outstanding on March 29, 2002 was _________. The Fund is a closed-end, diversified management investment company.

           Copies of the Fund's most recent annual report may be ordered free of charge to any stockholder by writing to the Fund at c/o Bear Stearns Funds Management Inc., 383 Madison Avenue, New York, New York 10179, or by calling collect (212) 272-2093. This report is not to be regarded as proxy-soliciting material.

           This Proxy Statement is first being mailed to stockholders on or about April 15, 2002.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS


           In accordance with the Fund's By-Laws, the Fund's Board of Directors is divided into three classes: Class I, Class II and Class III. Each class has a term of three years and each year the term of office of one class expires. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Directors.

           At the Meeting, stockholders will be asked to elect two Class I Directors to hold office until the year 2005 Annual Meeting of Stockholders or thereafter until each of their respective successors is duly elected and qualified. The term of office of the Class II Directors, currently consisting of Messrs. Thomas H. Lenagh and Scott B. Rogers, expires at the year 2003 Annual Meeting of Stockholders or thereafter in each case until their successors are duly elected and qualified. The term of office of the Class III Directors, Messrs. Glenn W. Wilcox, Sr. and Andrew A. Strauss, expires at the year 2004 Annual Meeting of Stockholders or thereafter in each case until their successors are duly elected and qualified.

           At the Meeting, stockholders will be asked to vote for the election of Messrs. Ralph W. Bradshaw and Edwin Meese III as Class I Directors to serve until the year 2005 Annual Meeting of Stockholders or thereafter until each of their successors is duly elected and qualified. If elected, each nominee has consented to serve as a director of the Fund until his successor is duly elected and qualified.

           The persons named in the accompanying form of proxy intend to vote at the Meeting (unless directed not to vote) FOR the election of Messrs. Ralph W. Bradshaw and Edwin Meese III. Each nominee has indicated that he will serve if elected, and the Board of Directors has no reason to believe that any of the nominees named above will become unavailable for election as a director, but if any nominee should be unable to serve, the proxy will be voted for any other person determined by the persons named in the proxy in accordance with their judgment.

           The following table sets forth the names, addresses, ages and principal occupations of each of the nominees for election as Class I Directors:


                                    NOMINEES


                                                                                      DIRECTORSHIPS HELD BY
                                           TERM OF                                    NOMINEE FOR DIRECTOR OUTSIDE
                            POSITION       OFFICE    PRINCIPAL OCCUPATION DURING      OF FUND COMPLEX*
NAME, ADDRESS AND AGE       WITH FUND      SINCE     PAST 5 YEARS
---------------------       ---------      -------   ---------------------------      -----------------------------


CLASS I INDEPENDENT NOMINEE TO SERVE UNTIL THE YEAR 2005
ANNUAL MEETING OF STOCKHOLDERS:

Edwin Meese III (70)        Director        2001      Distinguished Fellow, The
The Heritage Foundation                               Heritage Foundation,
214 Massachusetts Ave. NE                             Washington D.C.;
Washington D.C. 20002                                 Distinguished Visiting
                                                      Fellow at the Hoover
                                                      Institution, Stanford
                                                      University; Distinguished
                                                      Senior Fellow at the
                                                      Institute of United States
                                                      Studies, University of
                                                      London; and Formerly U.S.
                                                      Attorney General under
                                                      President Ronald Reagan.
INTERESTED DIRECTOR:
Ralph W. Bradshaw (51)**    Chairman of       1998    President of Cornerstone        Director of The Austria
One West Pack Square        the Board                 Advisors, Inc.; Vice            Fund, Inc., The SmallCap
Suite 1650                  and President             President, Deep Discount        Fund, Inc., and EIS Fund,
Asheville, NC 28801                                   Advisors, Inc. (1993-1999).     Inc.

------------
* The Fund Complex is comprised of the Fund, The Cornerstone Strategic Return Fund, Inc. and Progressive Return Fund, Inc. all of which were managed by Cornerstone Advisors, Inc. during the year ended December 31, 2001.
** Mr. Bradshaw is an "interested person" as defined in the Investment Company Act of 1940 ("Investment Company Act") because he is a director, officer and 50% shareholder in Cornerstone Advisors, Inc., the Fund's investment manager.

                          REMAINING BOARD OF DIRECTORS

           The following tables set forth the names, addresses, ages and principal occupations of each of the remaining Directors of the Fund:

                                           TERM OF                                  DIRECTORSHIPS HELD BY DIRECTOR
NAME, ADDRESS AND AGE       POSITION(S)    OFFICE     PRINCIPAL OCCUPATION DURING   OUTSIDE OF FUND COMPLEX*
                            WITH FUND      SINCE      PAST 5 YEARS
---------------------       -----------    --------   ---------------------------   ------------------------------

CLASS II INDEPENDENT DIRECTORS SERVING UNTIL THE YEAR 2003 ANNUAL MEETING OF
STOCKHOLDERS:

Scott B. Rogers (46)        Director       2000       Chief Executive Officer,        Director of EIS Fund, Inc. and A-B
30 Cumberland Ave.                                    Asheville Buncombe              Vision Board; Chairman and
Asheville, NC 28801                                   Community Christian             Director, Recycling Unlimited and
                                                      Ministry; and President,        Interdenominational Ministerial
                                                      ABCCM Doctor's Medical          Alliance; and Director,
                                                      Clinic; Appointee, NC           Southeastern Jurisdiction Urban
                                                      Governor's Commission on        Networkers.
                                                      Welfare to Work.

Thomas H. Lenagh (79)       Director       1987       Chairman of the Board of        Director of Gintel Fund, The Adams
13 Allen's Corner Road                                Inrad Corp. and Independent     Express Company., Petroleum and
Flemington, NJ 08822                                  Financial Adviser.              Resources Corporation and ICN
                                                                                      Pharmaceuticals International.

CLASS III INDEPENDENT DIRECTORS SERVING UNTIL THE YEAR 2003 ANNUAL MEETING OF
STOCKHOLDERS:

Glenn W. Wilcox, Sr. (70)   Director       2000       Chairman of the Board and       Director of EIS Fund, Inc.,
One West Pack Square                                  Chief Executive Officer of      Wachovia Corp.; Board Trustee and
Suite 1700                                            Wilcox Travel Agency.           Chairman of Appalachian State
Asheville, NC 28801                                                                   University; Board Trustee and
                                                                                      Director, Mars Hill College;
                                                                                      Director, Champion Industries,
                                                                                      Inc.; and Chairman, Tower
                                                                                      Associates, Inc. (a real estate
                                                                                      venture)



                                      -5-




CLASS III INDEPENDENT DIRECTORS CONTINUED:

Andrew A. Strauss (48)      Director       2000       Attorney and senior member      Director of EIS Fund, Inc.,
77 Central Avenue                                     of Strauss & Associates,        Memorial Mission Hospital
Suite F                                               P.A., Attorneys, Asheville      Foundation and Deerfield Episcopal
Asheville, NC 28801                                   and Hendersonville, NC;         Retirement Community.
                                                      previous President of White
                                                      Knight Healthcare, Inc. and
                                                      LMV Leasing, Inc., a wholly
                                                      owned subsidiary of Xerox
                                                      Credit Corporation.


---------

* The Fund Complex is comprised of the Fund, The Cornerstone Strategic Return Fund, Inc. and Progressive Return Fund, Inc. all of which are managed by Cornerstone Advisors, Inc. during the year ended December 31, 2001.


           All of the Directors and Nominees for Directors served on the Board of Directors for each closed-end fund within the Fund Complex that was managed by Cornerstone Advisors, Inc. ("Cornerstone Advisors"), the Fund's investment manager, during the year ended December 31, 2001.

           The following table sets forth, for each Director and for the Directors as a group, the amount of shares beneficially owned in the Fund as of March 29, 2002. The information as to beneficial ownership is based on statements furnished to the Fund by each Director. Unless otherwise noted, beneficial ownership is based on sole investment power.

           Name of Director                    Amount of Securities
                                                Beneficially Owned
           Edwin Meese III                                 0
           Ralph W. Bradshaw                           3,000
           Andrew A. Strauss                             600
           Thomas H. Lenagh                                0
           Glenn W. Wilcox Sr.                         1,000
           Scott B. Rogers                                 0
                                                       -----
           All Directors as a Group                    4,600
                                                       =====

           The following table sets forth, for each Director, the aggregate dollar range of equity securities owned of the Fund and of all Funds overseen by each Director in the Fund Complex as of March 29, 2002. The information as to beneficial ownership is based on statements furnished to the Fund by each Director.

                                               AGGREGATE DOLLAR RANGE OF
                       DOLLAR RANGE            EQUITY SECURITIES IN ALL
                       OF EQUITY SECURITIES    FUNDS OVERSEEN BY
     NAME              IN THE FUND.            DIRECTORS IN FUND COMPLEX.
     ----              ------------            --------------------------

Edwin Meese III        0                         0
Ralph W. Bradshaw      $10,001-$50,000           $50,001-$100,000
Andrew A. Strauss      $1-$10,000                $10,001-$50,000
Thomas H. Lenagh       0                         0
Glenn W. Wilcox Sr.    $1-$10,000                $10,001-$50,000
Scott B. Rogers        0                         0

                               EXECUTIVE OFFICERS

           In addition to Mr. Bradshaw, the current officers of the Fund are:

                                             TERM OF
NAME, ADDRESS AND AGE       POSITION(S)      OFFICE   PRINCIPAL OCCUPATION DURING      DIRECTORSHIPS HELD BY OFFICER
                            WITH FUND        SINCE    PAST 5 YEARS
---------------------       -----------      -------  ---------------------------      ------------------------------

Gary A. Bentz (45)          Vice President   2001     Chief Financial Officer of       Director of The Austria
One West Pack Square        and Treasurer             Cornerstone Advisors, Inc.,      Fund, Inc. and EIS Fund, Inc.
Suite 1650                                            Vice President and Treasurer
Asheville, NC 28801                                   of Progressive Return Fund,
                                                      Inc., The Cornerstone
                                                      Strategic Return Fund, Inc.
                                                      and EIS Fund, Inc.; Chief
                                                      Financial Officer of Deep
                                                      Discount Advisors, Inc.
                                                      (1993-2000).

Thomas R. Westle (48)       Secretary        2001     Partner of Spitzer & Feldman
405 Park Avenue                                       P.C., a law firm, and previous
New York, NY 10022                                    Partner at Battle Fowler LLP;
                                                      Secretary of Progressive
                                                      Return Fund, Inc., The
                                                      Cornerstone Strategic Return
                                                      Fund, Inc. and EIS Fund, Inc.



           Under the federal securities laws, the Fund is required to provide to stockholders in connection with the Meeting information regarding compensation paid to Directors by the Fund as well as by the various other U.S. registered investment companies advised by the Fund's investment manager during its prior fiscal year. The following table provides information concerning the compensation paid during the year ended December 31, 2001, to each Director of the Fund. All of the Directors received compensation for serving as a Director of The Cornerstone Strategic Return Fund, Inc. and Progressive Return Fund, Inc., which were also managed by Cornerstone Advisors during the year ended December 31, 2001. Please note that the Fund has no bonus, profit sharing, pension or retirement plans.

                                                            Total Compensation
                                           Aggregate           From Fund and
                           Director    Compensation From        Fund Complex*
  Name of Director          Since            Fund             Paid to Director
  ----------------          -----            ----             ----------------
Ralph W. Bradshaw            1998           $17,500                $58,621
Glenn W. Wilcox, Sr.         2000           $10,000                $26,150
Andrew A. Strauss            2000           $10,000                $26,150
Edwin Meese III              2001            $7,500                $22,450
Scott B. Rogers              2000           $10,000                $26,150
Thomas H. Lenagh             1987           $10,000                $23,000
William A. Clark**           1999           $12,500                $31,745

---------------
* Fund Complex refers to the Fund, Progressive Return Fund, Inc. and The Cornerstone Strategic Return Fund, Inc. all of which were managed by Cornerstone Advisors during the year ended December 31, 2001.
** Mr. Clark resigned from his position as a member of the Board of Directors of the Fund on January 31, 2001.

           Each Director attended at least seventy-five (75%) percent or more of the six (6) meetings of the Board of Directors (including regularly scheduled and special meetings) held during the period for which he was a Director.


                                 AUDIT COMMITTEE

           The Fund's Audit Committee is currently composed of five independent directors, Messrs. Wilcox, Strauss, Meese, Lenagh and Rogers. The principal functions of the Audit Committee include but are not limited to: (i) recommendations to the Board for the appointment of the Fund's independent accountants; (ii) review of the scope and anticipated cost of the independent accountant's audit; and (iii) consideration of the independent accountant's reports concerning their conduct of the audit, including any comments or recommendations the Board of Directors might make in connection thereto. The Audit Committee convened three times during the fiscal year ended December 31, 2001. Each member of the Audit Committee attended at least seventy-five percent (75%) or more of the three meetings of the Audit Committee.

           On June 1, 2000, the Audit Committee, followed by the full Board of Directors, adopted a written charter setting forth the duties and responsibilities of the Audit Committee, and such charter was reapproved by the Board of Directors on February 9, 2001 and February 14, 2002, respectively. The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of Tait, Weller & Baker, as the Fund's independent accountants.

           On February 25, 2002, the Board of Directors and the Audit Committee determined to replace PricewaterhouseCoopers LLP ("PwC") as the Fund's independent accountants. PwC's accountant report for the past two years did not contain any adverse opinion or any qualification as to uncertainty, audit scope or accounting principles. Further, the Board's decision to replace PwC was not due to any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

           The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP, the independent accountants for the Fund's most recent fiscal year, for professional services rendered for: (i) the audit of the Fund's annual financial statements and the review of financial statements included in the Fund's reports to stockholders ("Audit Fees"); (ii) financial information systems design and implementation services provided to the Fund, its investment manager and entities that control, are controlled by or under common control with the Fund's investment manager that provides services to the Fund ("Financial Information Systems Design"); and (iii) all other services provided to the Fund, its investment manager and entities that control, are controlled by or under common control with the Fund's investment manager that provides services to the Fund ("All Other Fees").

    AUDIT FEES         FINANCIAL INFORMATION SYSTEMS DESIGN    ALL OTHER FEES
    ----------         ------------------------------------    --------------
     $29,750                            $0                         $3,000

           The Fund has no nominating or compensation committees.

AUDIT COMMITTEE REPORT

           The Audit Committee has met and held discussions with the Fund's Administrator, Bear Stearns Funds Management Inc., and the Fund's independent accountants. The independent accountants represented to the Audit Committee that the Fund's financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with the Fund's Administrator and its independent accountants. The Audit Committee also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

           The Fund's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants' their independence, in light of the services they were providing.

           Based upon the Audit Committee's discussion with the Fund's Administrator and the independent accountants and the Audit Committee's review of the representations of the Fund's Administrator and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Fund's Annual Report for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                                       Respectfully submitted,

                                                       Edwin Meese III
                                                       Glenn W. Wilcox, Sr.
                                                       Andrew A. Strauss
                                                       Thomas H. Lenagh
                                                       Scott B. Rogers

           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 30(h) of the 1940 Act in combination require the Fund's directors and officers, persons who own more than ten (10%) of the Fund's common stock, and the Fund's investment manager and its directors and officers, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, Inc. The Fund believes that the Fund's directors and officers, the Fund's investment manager and its directors and officers have complied with all applicable filing requirements during the year ended December 31, 2001.

REQUIRED VOTE

           Directors are elected by a plurality (a simple majority of the votes cast at the meeting) of the votes cast by the holders of shares of common stock of the Fund present in person or represented by proxy at a meeting with a quorum present. For purposes of the election of Directors, abstentions and broker non-votes will be counted as shares present for quorum purposes, may be considered votes cast, and may affect the plurality vote required for Directors.

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MESSRS. EDWIN MEESE III AND RALPH W. BRADSHAW AS CLASS I DIRECTORS OF THE FUND.

                                 PROPOSAL NO. 2

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

           The second proposal to be submitted will be the ratification or rejection of the selection by the Board of Directors of Tait, Weller & Baker as independent accountants of the Fund for the year ending December 31, 2002. At a meeting held on February 25, 2002, the Board of Directors, including those directors who are not "interested persons" of the Fund, approved the selection of Tait, Weller & Baker for the year ending December 31, 2002 and determined to replace PricewaterhouseCoopers LLP. Such selection is being submitted to the stockholders for ratification. The engagement of Tait, Weller & Baker is conditioned on the right of the Fund, by majority vote of its stockholders, to terminate such employment.

           Tait, Weller & Baker has informed the Fund that it has no material direct or indirect financial interest in the Fund. A representative of Tait, Weller & Baker will be available by telephone at the Meeting and will have the opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.

REQUIRED VOTE

           Ratification of the selection of Tait, Weller & Baker as independent accountants of the Fund requires the affirmative vote of the holders of a simple majority, defined as a majority of the votes cast by holders of shares of common stock of the Fund present in person or represented by proxy at a meeting with a quorum present. For purposes of this proposal, abstentions and broker non-votes will be counted as shares present at the Meeting for quorum purposes and may be considered votes cast for the foregoing purpose.


THE BOARD OF DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF TAIT, WELLER & BAKER AS THE FUND'S INDEPENDENT ACCOUNTANTS.

                                 PROPOSAL NO. 3:

                  SHAREHOLDER PROPOSAL REQUESTING THAT THE FUND
                       BE CONVERTED INTO AN OPEN-END FUND

           Karpus Management, Inc. d/b/a Karpus Investment Management ("KIM"), 183 Sully's Trail, Pittsford, New York, New York 14534, have submitted the following proposal for inclusion in this Proxy Statement. KIM claims that it has owned shares of the Fund with a market value of at least $2,000 continuously for the preceding year and intends to maintain the required ownership through the date of the Meeting. The Board of Directors and the Fund accept no responsibility for the accuracy of either the proposal or of KIM's supporting statement.

STOCKHOLDER PROPOSAL

           Karpus Investment Management proposes: Cornerstone Strategic Value Fund, Inc. (CLM) be converted to an open-end fund within 90 days after acceptance by the shareholders.

SUPPORTING STATEMENT

           It is the belief of KIM that current Fund Management of CLM is not making significant strides in closing the discount at which the Fund trades. For the time period from January 5, 2001 through December 7, 2001 the Fund has traded at an average discount of 15.79%.

           Management claims that the share buy back program can help close this discount over time. It is the opinion of KIM this can not happen simply by the Fund repurchasing shares. KIM believes that drastic steps must occur for the shareholders to recognize the full economic value of their investment.

           KIM believes the only way for shareholders to reap the full value of their investment is to open-end the Fund. If this would occur, shareholders would immediately increase the value of their investment by 14.46% (based on the net asset value of December 7, 2001)!

           It is the opinion of KIM that the current Fund Management may not have sufficient experience to be the best choice for managing the Fund. KIM believes that the Fund's Manager lacks adequate experience in managing individual securities (only funds in a closed-end format). The current manager does not have a track record, known to KIM, to instill our confidence in their abilities.

           Poor performance in both price and net asset value does not have to be tolerated by the shareholders. Management will claim that they are doing a good job and they have not been the manager long enough for shareholders to recognize their abilities. KIM believes that the shareholders must act now. Time is not on the side of the shareholders to wait!

           From January 4, 2001 through December 6, 2001 the net asset value performance of CLM has equaled - 19.4518% (-20.9417 annual equivalent). The price performance of the Fund has been equally dismal. For the same holding period price performance equaled -20.80% (-22.3781 annual equivalent)(All calculations by Bloomberg). KIM believes that the shareholders deserve better performance than what has been delivered in 2001.

           CLM is plagued by low trading volume. Trading volume from January 4, 2001 through December 6, 2001 has averaged a mere 8,706 shares. It is KIM's opinion that shareholders who wish to liquidate large positions could severely depress the price at which the Fund trades. This could cause economic harm to shareholders remaining in CLM.

           KIM believes open ending is the only possible method for shareholders to recognize the economic reality of their investment. Open ending would allow shareholders, such as KIM, who do not have confidence in the direction of the Fund's management, to get out of the Fund.

           Should CLM be open ended at net asset value, shareholders would recognize an immediate economic benefit of approximately 14.46% (based on price of $7.93 and NAV of $9.27 as of 12/7/01).

           KIM further believes that any Investment Adviser is not fulfilling their Fiduciary duty to their clients if they do not vote to open end CLM.


STATEMENT OF POSITION OF THE BOARD OF DIRECTORS IN OPPOSITION TO THE SHAREHOLDER PROPOSAL
---------------------------------------------------------------------

           The shareholder proposal asks that the Fund be converted to an open-end fund in order to provide full Net Asset Value (NAV) to those shareholders wishing to leave the Fund. All of the Directors believe that this is not the most effective means to deliver long-term added value to a majority of shareholders. The full Board opposes the proposal and believes that open-ending should be rejected in favor of other means of maximizing shareholder value within the closed-end structure. The Board believes that somewhat more patience is justified in an attempt to reap potentially greater rewards. The goal of this Board is not to pit one shareholder against another, but to establish a balance that satisfies the greatest number of shareholders.

           During the first quarter of 2001, the Fund substantially under-performed the S&P 500 benchmark, which fell 12.1%. Following Cornerstone Advisors' becoming the Fund's investment manager, after the end of the first quarter of 2001, the benchmark continued to decline through the end of the year as the U.S. entered a recession in March which was followed by the September 11th tragedy and its aftermath.

           In spite of this challenging environment over the last three quarters of 2001, the Fund's price appreciated 3.9% and the Fund's discount to NAV closed to 12.5% by the end of the year. While nine months is not enough time for effective evaluation, we believe our approach that includes repurchasing shares at a discount, optimizing Fund expenses, and diversifying the Fund's portfolio has and will continue to create significant added value for our shareholders.

           Different types of investors have their own agendas and their own beliefs. The closed-end structure is fundamentally different from an open-end structure or one that provides NAV on demand. Attempts to deliver NAV immediately to a minority of shareholders who wish to exit the Fund may well destroy or diminish the advantages otherwise enjoyed by the remaining shareholders. For the time being, the current Board is committed to realizing the potential of the Fund without changing its fundamental nature.

           The major benefits of the closed-end structure to long-term shareholders are threefold: flexibility in managing fund assets, lower expenses, and performance enhancement through profiting from the discount.

           Flexibility in managing fund assets. Unlike open-end funds, closed-end funds are not subject to cash flow disruptions caused by inflows or outflows of capital when shareholders buy new shares or redeem shares. This permits Fund management to take a more long-term perspective on investments and may permit a more effective investment strategy. This may in turn produce higher long-term portfolio returns. In addition, cash can be raised to take advantage of anticipated market declines without fear that it will instead have to be used to satisfy the shareholder redemptions in open-end funds that normally accompany market reversals. Less liquid securities, such as other closed-end funds selling at discounts, can be placed in the Fund's portfolio without fear that redemptions will require untimely sales to raise capital.

           Lower expenses. Because closed-end funds need not engage in many of the shareholders services normally required of open-end funds and do not have the same marketing and communication activities, costs can be kept to a minimum. The current Directors have found many ways to reduce expenses and are pursuing many more. The Board remains convinced that closed-end funds can be run more cost effectively than open-end funds and that these savings, along with the additional flexibility in managing Fund assets, may well permit substantial additional returns to be realized over time as compared with equivalent open-end funds.

           Profiting from the discount. Closed-end funds often sell at discounts, at least part of the time. A fund that purchases its own shares at a discount benefits loyal, long-term shareholders in two ways. First, the net asset value is automatically increased at no additional risk. Second, the supply of shares available for sale at a discount is reduced and this creates price pressure which is likely to reduce the discount and enhance share value. While the extra liquidity may benefit shareholders who choose to sell their shares, the greatest value of an ongoing buyback program accrues to long-term shareholders. Shareholders who view the fund as a long-term, tax efficient investment may be better off in a closed-end structure at a nominal or moderate discount which fluctuates.

           For all these reasons, the Board unanimously recommends that stockholders vote AGAINST this stockholder proposal.

EFFECT OF PASSAGE OF THE PROPOSAL

           This advisory Proposal requires the affirmative vote of a majority of shares voting at the Meeting for passage. The Investment Company Act of 1940 requires that any conversion of a closed-end investment company to an open-end investment company be by a vote of a majority of the Fund's outstanding voting securities. The term a majority of the Fund's outstanding voting securities is defined by the 1940 Act to mean the vote, at the annual or a special meeting of the security holders of such company duly called (a) of 67 per centum or more of the voting securities present at such meeting, if the holders of more than 50 per centum of the outstanding voting securities of such company are present or represented by proxy; or (b) of more than 50 per centum of the outstanding voting securities of such company, whichever is the less.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                    STOCKHOLDERS VOTE AGAINST PROPOSAL NO. 3

                      INFORMATION PERTAINING TO THE FUND'S
                      INVESTMENT ADVISER AND ADMINISTRATOR


THE INVESTMENT ADVISER

           Cornerstone Advisors, which has its principal office at One West Pack Square, Suite 1650, Asheville, North Carolina 28801, was organized in February of 2001, to provide investment management services to closed-end investment companies and is registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. Cornerstone Advisors is the investment manager to three other closed-end funds, The Cornerstone Strategic Return Fund, Inc., EIS Fund, Inc. and Progressive Return Fund, Inc.

           Mr. Bradshaw owns fifty percent (50%) of the total outstanding shares of common stock of Cornerstone Advisors and is President and Chairman of the Board of Directors of the Fund. Mr. Bentz, who is the Vice President and Treasurer of the Fund, also owns fifty percent (50%) of the total outstanding shares of common stock of Cornerstone Advisors. The address of Messrs. Bradshaw and Bentz are One West Pack Square, Suite 1650, Asheville, North Carolina 28801.



THE ADMINISTRATOR

           Bear Stearns Funds Management Inc. (the "Administrator"), whose address is 383 Madison Avenue, 23rd Floor, New York, New York 10179, currently acts as the administrator of the Fund.


                 INFORMATION PERTAINING TO CERTAIN STOCKHOLDERS

           The following table sets forth the beneficial ownership of shares of the Fund by each person known to the Fund to be deemed a beneficial owner of more than five (5%) percent of the total outstanding shares of common stock of the Fund:



                                          SHARES OF COMMON STOCK        % OF FUND'S OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIALLY OWNED         SHARES BENEFICIALLY OWNED

Deep Discount Advisors, Inc.(1)                   734,580                        18.5%
One West Pack Square, Suite 777
Asheville, NC  28801

Ron Olin InvestmentManagement Company(1)         708,900                         17.9%
One West Pack Square, Suite 777
Asheville, NC  28801

Karpus Management, Inc.(2)                       520,210                         13.1%
d/b/a Karpus Investment Management
183 Sullys Trail
Pittsford, New York 14534


-----------
(1) Based solely upon information presented in a Schedule 13G/A, dated February 13, 2002, filed jointly by Deep Discount Advisors, Inc. and Ron Olin Investment Management Company. The Fund does not have any knowledge of who the ultimate beneficiaries are of Fund's Shares.

(2) Based solely upon information presented in a Schedule 13D/A, dated March 7, 2002, filed by Karpus Management, Inc. The Fund does not have any knowledge of who the ultimate beneficiaries are of the Fund's Shares.



           Additionally, on March 29, 2002, Cede & Co., a nominee for participants in the Depository Trust Company, held of record _________ shares of the Fund, equal to approximately ____% of the outstanding shares of the Fund.

                                 OTHER BUSINESS

           The Board of Directors of the Fund does not know of any other matter which may come before the Meeting, but should any other matter requiring a vote of stockholders arise, including any questions as to the adjournment of the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

                    PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS


           All proposals by stockholders of the Fund which are intended to be presented at the Fund's next Annual Meeting of Stockholders, to be held in the year 2003, must be received by the Fund addressed to Cornerstone Strategic Value Fund, Inc. c/o Bear Stearns Funds Management Inc., 383 Madison Avenue, 23rd Floor, New York, New York 10179 for inclusion in the Fund's proxy statement and proxy relating to that meeting in advance of the meeting as set forth below. Any stockholder who desires to bring a proposal at the Fund's 2003 Annual Meeting of Stockholders to be included in the Fund's proxy statement must deliver (via the U.S. Post Office or such other means that guarantees delivery) written notice thereof to the Secretary of the Fund c/o Bear Stearns Funds Management Inc., 383 Madison Avenue, 23rd Floor, New York, New York 10179 no earlier than one hundred twenty (120) calendar days and no later than ninety (90) days prior to the anniversary of the date of the Notice of the preceding year's Annual Meeting of Stockholders.

                                          CORNERSTONE STRATEGIC VALUE FUND, INC.

                                          Thomas R. Westle
                                          Secretary

Dated:     April __, 2002


           IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.



<

                               FORM OF PROXY CARD

                     CORNERSTONE STRATEGIC VALUE FUND, INC.

           The undersigned stockholder of Cornerstone Strategic Value Fund, Inc. (the "Fund") hereby constitutes and appoints Messrs. Ralph W. Bradshaw, Thomas
R. Westle and Frank J. Maresca, or any of them, the action of a majority of them voting to be controlling, as proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Fund standing in his or her name on the books of the Fund at the Annual Meeting of Stockholders of the Fund to be held on Tuesday, May 14, 2002 at 10:00 a.m., New York time, at the offices of Bear Stearns Funds Management Inc., 383 Madison Avenue, 13th Floor, Conference Room 301, New York, New York 10179, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse hereof.

           The undersigned hereby revokes any proxy previously given and instructs the said proxies to vote in accordance with the aforementioned instructions with respect to (a) the election of two Class I Directors; (b) the ratification of the selection by the Board of Directors of the Fund's independent accountants; (c) the consideration and vote on the stockholder proposal to open-end the Fund; and (d) the consideration and vote of such other matters as may properly come before the Annual Meeting of Stockholders or any adjournment thereof. If no such specification is made, the undersigned will vote FOR proposals 1 and 2 set forth above, vote AGAINST proposal 3, and will vote in their discretion with respect to such other matters as may properly come before the Annual Meeting of Stockholders.


--------------------------------------------------------------------------------


     THIS PROXY IS SOLICITED ON BEHALF OF CORNERSTONE STRATEGIC VALUE FUND, INC.'S BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

                                  May 14, 2002

                    (To be dated and signed on reverse side)

Please mark boxes / / or /X/ in blue or black ink.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE:

 ---------

  X
 ---------

1.         To elect two (2) Class I Directors:      FOR             WITHHELD
           Edwin Meese III                          [ ]               [ ]

           Ralph W. Bradshaw                        [ ]               [ ]

2. To ratify the selection by the Board of Directors of Tait, Weller & Baker as the Fund's independent accountants for the year ending December 31, 2002:

                            FOR                 AGAINST                ABSTAIN
                            [ ]                   [ ]                    [ ]

3.         To consider and vote upon the stockholder proposal to open-end the
           Fund:

                            FOR                 AGAINST                ABSTAIN
                            [ ]                   [ ]                    [ ]

      In their discretion, the proxies are authorized to consider and vote upon such matters as may properly come before said Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER.



Your proxy is important to assure a quorum at the Annual Meeting of Stockholders whether or not you plan to attend the meeting in person. You may revoke this proxy at anytime, and the giving of it will not effect your right to attend the Annual Meeting of Stockholders and vote in person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)____________________________ DATE___________________

NOTE: Please sign exactly as name appears. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer and if a partnership, please sign in full partnership name by authorized person.